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                                                                    Exhibit 10.5

                                 PROMISSORY NOTE

$18,000,000.00                                                    March 31, 2003



     FOR VALUE RECEIVED, the undersigned, ARGONAUT GROUP, INC., a Delaware corporation having its principal office at Suite 800, 10101 Reunion Place, San Antonio, Texas 78216 ("Borrower"), hereby promises to pay to the order of HCC INSURANCE HOLDINGS, INC., a Delaware corporation having its principal office at 13403 Northwest Freeway, Houston, Texas 77040 ("Lender"), the principal amount of EIGHTEEN MILLION DOLLARS ($18,000,000.00), together with interest on the unpaid balance hereof, commencing from the date hereof.

     The further terms and conditions of this Promissory Note are as follows:

     SECTION 1. Defined Terms. The following terms (whether or not underscored) when used in this Promissory Note and not otherwise defined herein shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Borrower" is defined in the first paragraph.

     "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Texas.

     "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Promissory Note refer to this Promissory Note as a whole and not to any particular Section, paragraph or provision of this Promissory Note.

     "Interest Payment Date" is defined in Section 4.

     "Lender" is defined in the first paragraph.

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     "Maturity Date" means March 31, 2006.

     "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     SECTION 2. Interest. Interest shall accrue and be payable at the rate of 12% per annum. Following the maturity (whether by demand, acceleration or otherwise) of this Promissory Note, interest shall accrue and be payable at the rate of 15% per annum. Interest shall be calculated on the basis of a 360-day year. Notwithstanding the foregoing, the interest rate shall not exceed the maximum rate of interest permitted by law.

     SECTION 3. Principal. The entire unpaid principal balance hereof, together with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. The indebtedness evidenced hereby is senior to all other indebtedness of the Borrower other than indebtedness to banks or financial institutions for borrowed money that is not designated as subordinated to senior indebtedness.

     SECTION 4. Interest Payments. Accrued interest shall be payable on (i) the last Business Day of each March, June, September and December after the date hereof and preceding the Maturity Date (such day herein called a "Interest Payment Date"),(ii) at maturity (whether by demand or otherwise), and (iii) on demand after maturity. Payments of both principal and interest are to be made to an account designated by Lender (and as to which Lender has notified Borrower) in lawful money of the United States of America in same day or immediately available funds.

     SECTION 5. Optional Prepayments. Borrower may, at any time and from time to time on any Business Day upon at least

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three but no more than five Business Days' prior written notice (which shall be irrevocable) to Lender, without penalty or premium, make voluntary prepayments of the outstanding principal amount of this Promissory Note in a minimum aggregate amount of $1,000,000 (together with all accrued and unpaid interest on the amount prepaid).

     SECTION 6. Mandatory Prepayment. The Borrower shall immediately, without notice or demand and without penalty or premium, prepay the outstanding principal amount of this Promissory Note in an amount equal to the amount of any proceeds resulting from (i) indebtedness for borrowed money with a maturity (including resulting from trust preferred securities) exceeding one year incurred by the Borrower or any of its subsidiaries after the date hereof to the extent exceeding $1,000,000 in the aggregate (it being understood that any such mandatory prepayment required by any transaction involving a subsidiary of Borrower shall be subject to any necessary regulatory approvals); and (ii) the issuance of any Series A Mandatory Convertible Preferred Stock to any person other than Lender or any of its affiliates.

     SECTION 7. Representations and Warranties. Borrower hereby makes to Lender all representations and warranties made by Borrower in the Subscription Agreement, dated as of March 12, 2003 and amended as of the date hereof (the "Subscription Agreement"), between Borrower and Lender.

     SECTION 8. Covenants.

          (a) Borrower hereby covenants and agrees that (i) $5,000,000 of the proceeds shall be held pursuant to the Escrow Agreement, of even date herewith, between Borrower, Lender and Wachovia Bank, National Association;
     (ii) $12,000,000 of the proceeds shall be used to capitalize the Borrower's insurance company subsidiaries and (iii) $1,000,000 of the proceeds shall be used for general corporate purposes of the Borrower.

          (b) Borrower shall preserve its existence as a Delaware corporation in good standing and shall be and Borrower and its subsidiaries shall remain qualified to do business in good standing in all states and countries in which it is required to be so qualified.

          (c) Borrower shall make all filings required to be made by it under the Securities Exchange Act of 1934 on a timely basis.

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          (d) Borrower shall use its reasonable best efforts to maintain the quotation of the Common Shares on the Nasdaq National Market or to list the Common Shares on the New York Stock Exchange or another national securities exchange.

     SECTION 9. Events of Default. In case any one or more of the following events of default (each an "Event of Default") shall occur and shall not have been remedied:

          (a) failure to pay when due any payment of interest or principal due under this Promissory Note, if and only if such payment shall not have been made within five (5) days of the due date;

          (b) breach by Borrower of any covenant of Borrower contained in this Promissory Note or in the Subscription Agreement, if and only if such breach shall not have been cured by Borrower within thirty (30) days after written notice thereof has been delivered to Borrower;

          (c) the failure to pay when due any payment of interest or principal due under any agreement of Borrower or any of its subsidiaries relating to any indebtedness for borrowed money in excess of $1,000,000, if and only if such failure to pay shall not have been cured by Borrower within thirty
     (30) days after the due date;

          (d) the occurrence of a Change of Control;

          (e) there shall occur a material adverse change in the business or results of operations of the Borrower and its subsidiaries, taken as a whole;

          (f) if a final judgment for the payment of money in excess of the sum of $500,000 (or with respect to property with a value in excess of such amount) shall be rendered against the Borrower and such judgment shall remain unsatisfied for a period of 30 consecutive days after the entry thereof and within such 30-day period, such judgment has not been (a) stayed pending appeal or (b) discharged;

          (g) if the Borrower takes any action that is intended to result in its termination, dissolution or liquidation; or

          (h) if the Borrower shall (i) have an order of relief entered in any proceeding filed by it under the

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     federal bankruptcy laws; (ii) admit its inability to pay its debts generally as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition, or admit the material allegations of any petition filed against it, in bankruptcy under the federal bankruptcy laws, or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of their debts; or (v) consent to the appointment of a receiver, conservator, trustee or liquidator of all or part of its assets.

Upon the occurrence of any Event of Default hereunder or default under any other agreement or instrument securing or assuring the payment of this Note, then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of the Note to be immediately due and payable without presentment or notice of any kind which Borrower waives pursuant to Section 11 herein, (ii) reduce any claim to judgment, and/or (iii) pursue and enforce any of Lender's rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any default of this Note without any notice to Borrower or any other act by Lender, this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Borrower.

     SECTION 10. Costs and Expenses. Borrower shall reimburse Lender or any other holder hereof for all costs incurred by it (including reasonable attorneys' fees) in the enforcement or collection of any amounts due under this Promissory Note. Borrower shall indemnify and hold Lender (and each of its officers, directors, employees and agents) harmless from and against all losses, claims, damages, costs and expenses arising from the loans evidenced by this Promissory Note.

     SECTION 11. No Waiver. No waiver by Lender of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no single or partial exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Lender at law, in equity or otherwise. Borrower and each surety, endorser, guarantor, and other party ever liable for payment of any sums of

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money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

     SECTION 12. Notices. All notices or other communications which are required or permitted hereunder shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower, Lender or other holder hereof, as the case may be, at the respective addresses set forth in the first paragraph of the Promissory Note, or to such other address as Borrower, Lender or such other holder shall have given notice of pursuant hereto.

     SECTION 13. Governing Law. THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

     SECTION 14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PROMISSORY NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR

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NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR
OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PROMISSORY NOTE.

     SECTION 15. Waiver of Jury Trial. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PROMISSORY NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOANS EVIDENCED BY THIS PROMISSORY NOTE.

                              ARGONAUT GROUP, INC.

                              By: /s/ Mark E. Watson III
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                                Name: Mark E. Watson III
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                                Title: President & CEO
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